EXHIBIT 21.1

     SUBSIDIARIES OF THE REGISTRANT

                                                   State of        Percent
                                                   Incorporation   Owned
                                                   -------------   -------

     INTERVEST-Mortgage Investment Company         Washington      100%

     Sterling Savings Association                  Washington      100%

     Tri-Cities Mortgage Corporation               Washington      100%

       Subsidiaries of Sterling Savings Association:
         Action Mortgage Company                   Washington      100%

         Harbor Financial Services, Inc.           Washington      100%
           (A subsidiary of Evergreen First
           Service Corporation)

         Evergreen Environmental Development
         Corporation                               Washington      100%

         Evergreen First Service Corporation       Washington      100%

         Fidelity Service Corporation              Washington      100%

         Tri-West Mortgage Company                 Washington      100%
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